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                                                                     Exhibit  21



                   WESTERN MASSACHUSETTS ELECTRIC COMPANY
                        SUBSIDIARIES OF THE REGISTRANT



Western Massachusetts Electric Company

     -WMECO Receivables Corporation (100%)
             incorporated on  May 6, 1997
     -Connecticut Yankee Atomic Power Company (9.5%)
     -Yankee Atomic Electric Company (7%)
     -Maine Yankee Atomic Power Company (3%)
     -Vermont Yankee Nuclear Power Corporation (2.5%)